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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (date of earliest event reported): February 24, 2003

                         AMERICAN MEDIA OPERATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                       1-11112                      65-0203383
(State or Other Jurisdiction     (Commission                  (IRS Employer
     of Incorporation)           File Number)             Identification Number)

190 Congress Park Drive, Suite 200, Delray Beach, Florida        33445
           (Address of Principal Executive Office)             (Zip Code)

       Registrant's telephone number, including area code: (561) 997-7733

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events

     On February 24, 2003, EMP Group L.L.C. (the "LLC"), which owns all the outstanding capital stock of American Media, Inc. ("AMI"), which, in turn, owns all the outstanding capital stock of American Media Operations, Inc., and EMP Merger Corporation, a newly-created merger vehicle ("Merger Sub), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, and subject to the satisfaction of the conditions therein, Merger Sub will merge (the "Merger") with and into the LLC, with the LLC being the surviving entity.

     Immediately prior to the effective time of the Merger, (i) certain existing investors of the LLC, including the principals of Evercore Capital Partners L.P. ("Evercore I"), David J. Pecker, the Chief Executive Officer of AMI, and other members of AMI management will contribute their respective economic interests in the LLC, which are represented by various classes of existing ownership interests of the LLC (collectively, "Rollover Interests"), to Merger Sub in exchange for non-voting capital stock of Merger Sub, and (ii) certain new investors in the LLC (collectively, the "Cash Investors"), including Evercore Capital Partners II L.P. and certain of its affiliated funds (collectively, "Evercore II") and Thomas H. Lee Equity Fund V, L.P. and certain of its affiliated funds (collectively, "THL"), will contribute approximately $508,000,000 in cash (the "Cash Contribution") to Merger Sub in exchange for non-voting capital stock of Merger Sub. Upon consummation of the Merger (the "Effective Time"), each share of non-voting capital stock issued by Merger Sub in exchange for either the Rollover Interests or the Cash Contribution will be converted into one (1) Class A Unit of the LLC. At the Effective Time, all existing issued and outstanding interests of the LLC not contributed to Merger Sub prior to the Merger (the "Outstanding LLC Interests") shall convert into either the right to receive certain cash consideration from the Merger Sub or a certain number of Class A Units of the LLC. Rollover Interests in the LLC held by Merger Sub will be cancelled without consideration at the Effective Time. All of the Cash Contribution will be used by Merger Sub to pay the merger consideration for the Outstanding LLC Interests and pay certain fees and expenses related to the transaction. The Merger is subject to customary closing conditions including receipt of any required governmental approvals, amendment of AMI's existing credit facility and amendment of the Evercore I and Evercore II partnership agreements to permit the transactions contemplated by the Merger.

     At the Effective Time, the LLC's existing Limited Liability Company Agreement will be amended and restated in its entirety. Under the LLC's new amended and restated Limited Liability Company Agreement (the "New LLC Agreement"), the board of managers of the LLC will consist of (i) three designees of Evercore II, (ii) three designees of THL, one of whom shall be subject to Evercore II's prior approval, and (iii) the Chief Executive Officer of AMI, who will be subject to the approval of Evercore II and THL. While Evercore II and THL will jointly control the LLC, the new LLC Agreement requires that certain significant actions of the LLC be approved by David J. Pecker and a majority of the other co-investors.

     In addition, in connection with the Merger, David J. Pecker and AMI have entered into a new employment agreement, which will be effective as of the Effective Time, and govern the terms of David J. Pecker's employment as Chief Executive Officer of AMI for a term of five years.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN MEDIA OPERATIONS, INC.


Date:  February 27, 2003                  By:    /s/ John Miley
                                             ----------------------------
                                             Name:  John Miley
                                             Title: Executive Vice President and
                                                    Chief Financial Officer